SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2007

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Nevada	000-25416	20-3014499
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

14255 U.S. Highway 1, Suite 209
Juno Beach, Florida 33408
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(Address of Principal Executive Offices)

(561) 630-2977
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(Registrant's Telephone Number, including area code)

Item 2.01 Completion of Acquisition or Disposition of Assets

Stock Purchase Agreement

General

On April 23, 2007 (the “Effective Date”), Universal Property Development and Acquisition Corporation (“we” or the “Registrant”) sold US Petroleum Depot, Inc. and Continental Trading Enterprize, Inc., two of its wholly owned subsidiaries to Continental Fuels, Inc., a publicly held Nevada corporation (“CFI”), pursuant to the terms of a Stock Purchase Agreement dated April 20, 2007 by and among the Registrant and CFI (the “SPA”). On the Effective Date, we acquired seventy-seven percent (77%) of the voting stock of CFI. This transaction will be accounted for as a reverse merger as CFI became, and shall be operated as, a majority-owned subsidiary of the Registrant. Pursuant to the terms of the SPA, on the Effective Date Messrs. Kamal Abdallah, the CEO, President and a board member of the Registrant, and Christopher McCauley, the Vice-President, General Counsel and a board member of the Registrant, were appointed as members of the board of directors of CFI to fill vacancies thereon.

CFI is a publicly traded company whose shares currently trade on the Over-the-Counter Bulletin Board under the trading symbol “CFUL.OB”. CFI is also a Securities and Exchange Commission (“SEC”) reporting company. Therefore, information on the business and financial condition of CFI can be obtained by visiting the SEC’s website at www.sec.gov. While CFI shall hereafter be operated as a majority owned subsidiary of the Registrant, the Registrant intends to cause CFI to continue to file periodic reports with the SEC.

The foregoing description of the SPA and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of that agreement, the form of which is attached as Exhibit 2.1 to this Report.

Terms of the SPA

Pursuant to the terms and conditions of the SPA, on the Effective Date we transferred one-hundred percent (100%) of the capital stock (the “Subsidiary Shares”) of our wholly-owned subsidiaries US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. (the “Subsidiaries”), to CFI.

The consideration received by us from CFI for the Subsidiary Shares consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and 50,000 shares of CFI’s Series A Convertible Preferred Stock valued at $5,000,000 (the “Preferred Stock”). The Preferred Stock is currently convertible into 500,000,000 shares of CFI common stock and the Registrant has the right to vote the shares of Preferred Stock on an “as converted” basis in any matters for which the holders of CFI’s common stock are entitled to vote. Based on the number of shares of CFI common stock currently outstanding, as of the Effective Date the Registrant controled seventy-seven percent (77%) of the voting stock of CFI. As a result, the transaction described herein resulted in a change of control of CFI and CFI became a majority-owned subsidiary of the Registrant.

In addition, pursuant to the terms of the SPA, on the Effective Date Mr. Kamal Abdallah, the CEO, President and a board member of the Registrant, and Mr. Christopher McCauley, the Vice-President, General Counsel and a board member of the Registrant, were appointed as members of the board of directors of CFI to fill vacancies thereon. The board of directors of CFI currently consists of four (4) members.

The SPA contains limited representations and warranties by the Registrant and CFI. Each of these representations and warranties will survive indefinitely after the Effective Date. Each party to the SPA agreed to indemnify the other for any losses arising out of any breach by them of any representation, warranty, covenant or agreement in the SPA.

General Terms of the CFI Preferred Stock

Each share of CFI Preferred Stock held by the Registrant is convertible into 10,000 shares of CFI’s common stock at any time following the date of its. Adjustments in the conversion ratio will be made in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger in a manner which will provide the preferred holder, upon full conversion into common stock, the same percentage ownership of CFI that existed immediately prior to such action. The Preferred Stock has the same voting rights as CFI’s common stock, on an as converted basis, with the Registrant having one vote for each share of common stock into which its Preferred Stock is convertible. The Registrant has the right to vote on all matters presented to CFI’s common stockholders for a vote. The Preferred Stock has a liquidation preference over CFI’s common stock up to the one-hundred dollar ($100) per share issuance price of the Preferred Stock.

Corporate Structure of the Registrant and CFI

As a result of the closing of the SPA described in this Section 2 above, CFI became a majority owned subsidiary of the Registrant, and US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. became wholly-owned subsidiaries of CFI. As a result, the operations of US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc., as described in the Registrant’s Form 10-KSB for the period ended December 31, 2006, will be the primary operations of CFI. For accounting purposed the Registrant’s financial statements will be presented on a consolidated basis including the results of CFI. The financial statement will also reflect a minority interest representing the 23% not owned by the Registrant. CFI will continue to report its financial results on a stand-alone basis.

Section 9.  Financial Statement and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

2.1	Form of the Stock Purchase Agreement by and among Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation dated as of April 23, 2007.

99.1	Press Release dated April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2007

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

By:	/s/ Kamal Abdallah
Kamal Abdallah
President and Principal Executive Officer

Exhibit Index

Exhibit	Description

2.1	Form of the Stock Purchase Agreement by and among Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation dated as of April 23, 2007.

99.1	Press Release dated April 23, 2007